SCHEDULE 14A

                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. __)

  Filed by the Registrant [X]

  Filed by a party other than the Registrant [   ]

  Check the appropriate box:
    [   ]  Preliminary proxy statement
    [   ]  Confidential for Use of the Commission Only (as permitted by Rule
           14a-6(a)(2))
    [ X ]  Definitive proxy statement
    [   ]  Definitive additional materials
    [   ]  Soliciting material pursuant toss.240.14a-11(c) orss.240.14a-12

                          UNIVERSAL MONEY CENTERS, INC.
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               (Name of Registrant as Specified in Its Charter)
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

        1)  Title of each class of securities to which transaction applies:
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        2)  Aggregate number of securities to which transaction applies:
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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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        4)  Proposed maximum aggregate value of transaction:
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        5)  Total fee paid:
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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount previously paid:
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        2)  Form, Schedule or Registration Statement No.:
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        3)  Filing party:
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        4) Date filed:
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



                                                    6800 Squibb Road
                                                    Mission, Kansas 66202
                                                    (913) 831-2055


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 9, 2001

      The annual meeting of the shareholders of Universal Money Centers, Inc., a Missouri corporation (the "Annual Meeting"), will be held at the offices of Morrison & Hecker L.L.P., 2600 Grand Avenue, 12th Floor, Kansas City, Missouri 64108, on Friday, November 9, 2001 at 10:00 A.M., CST, for the following purposes:

      1. To consider and act upon a proposal to elect three directors of the corporation as set forth in the accompanying Proxy Statement.

      2. To consider and act upon a proposal to ratify the selection of Baird, Kurtz & Dobson as independent auditors for the corporation and its subsidiaries for the present fiscal year.

      3. To consider and transact such other business as may properly come before the Annual Meeting.

      Shareholders of record at the close of business on October 5, 2001 are entitled to vote at the Annual Meeting.

      TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Sending in your Proxy now will not interfere with your rights to attend the Annual Meeting or to vote your shares personally at the Annual Meeting if you wish to do so.

      You are cordially invited to attend the Annual Meeting.


                               BY ORDER OF THE BOARD OF DIRECTORS



                               David S. Bonsal
                               Chairman of the Board
                               and Chief Executive Officer

DATE: October 19, 2001
      Mission, Kansas

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YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO
ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE FILL IN, SIGN AND RETURN THE ENLOSED PROXY CARD IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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




                          UNIVERSAL MONEY CENTERS, INC.
                                6800 Squibb Road,
                              Mission, Kansas 66202
                                 (913) 831-2055

                                                               October 19, 2001

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Universal Money Centers, Inc. (the "Company", "we", "our" or "us"), for the annual meeting of shareholders to be held on November 9, 2001 at 10:00 a.m. at the office of Morrison & Hecker L.L.P., 2600 Grand Avenue, Kansas City, Missouri 64108, or any postponements or adjournments thereof (the "Annual Meeting"). These proxy solicitation materials were mailed on or about October 19, 2001 to all shareholders entitled to vote at the Annual Meeting.

      A copy of our annual report for the fiscal year ended January 31, 2001 and our quarterly reports on Form 10-QSB for the fiscal quarters ended
April 30, 2001 and July 31, 2001 are enclosed herewith. Such reports are not incorporated in this Proxy Statement and are not to be deemed a part of the proxy soliciting material.

                               VOTING AND PROXIES

      Only shareholders of record at the close of business on October 5, 2001 are entitled to receive notice of and to vote at the Annual Meeting. Our outstanding voting securities as of such date consisted of 4,157,378 shares of common stock, $.01 par value ("Common Stock").

      If the accompanying Proxy is signed and returned the shares represented by the Proxy will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, they will be voted for (a) the nominees for directors named herein and (b) the ratification of the selection of the independent auditors.

      Shareholders are entitled to one vote per share on all matters, except the election of directors, as to which cumulative voting applies. Under cumulative voting, each shareholder is entitled to cast as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the shareholder wishes. If a shareholder desires to cumulate his or her votes, the accompanying Proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write "cumulate" on the Proxy and write below the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more of the nominees by lining through the name(s) of such nominee or nominees on the Proxy. If the Proxy is not marked with respect to the election of directors, authority will be granted to the persons named in the Proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

      A shareholder may revoke his or her Proxy at any time before it is voted by giving to our Secretary written notice of revocation bearing a later date than the Proxy, by submission of a later-dated Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to Ms. Pamela A. Glenn, Secretary, Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not obtained at the Annual Meeting, the meeting may be adjourned until such time as a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In tabulating the votes cast on proposals other than the election of directors, abstentions are counted and broker non-votes are not counted for purposes of determining whether a proposal has been approved. In tabulating the votes cast on the election of directors, votes withheld and broker non-votes are not counted for purposes of determining the directors who have been elected.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our Board of Directors presently consists of three directors, whose terms of office will expire upon the election of their successors at the Annual Meeting. The Board of Directors has nominated each of our current directors for re-election at the Annual Meeting. The shareholders will be asked to elect each of the nominees listed below as a director for a term of one year and until his successor is elected and qualified, or until his earlier resignation or removal. We expect all of such nominees to be available for election, but in the event that any of them should become unavailable, the persons named in the accompanying Proxy will vote for a substitute nominee or nominees if so designated by the Board of Directors. The three nominees receiving the greatest number of votes will be elected directors at the Annual Meeting.

Nominees for Election as Our Directors

                           A Director
Name                Age       Since             Principal Occupation
David S. Bonsal      61       1987      Our Chairman of the Board and
                                        Chief Executive Officer

Jeffrey M. Sperry    58       1982      President, CB Richard Ellis,
                                        Albany, New York, real estate company

Arthur M.            64       1981      Attorney and Shareholder,
Moglowsky                               Bass & Moglowsky, S.C.,
                                        Milwaukee, Wisconsin

      Unless otherwise indicated, each director has had the same principal occupation during the last five years.

      Mr. Bonsal is a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions." Mr. Bonsal also serves on the Board of Directors and the Audit Committee of The Ferrite Company, Inc.

      Prior to 1999, Mr. Sperry served as Executive Vice President of Robert Cohn Associates, Inc., Albany, New York, a real estate company.

Meetings of the Board of Directors and Committees

      There were four meetings of the Board of Directors during the last fiscal year. The Board of Directors has established an Audit Committee. The Audit Committee members are Jeffrey M. Sperry and Arthur M. Moglowsky. See "--Nominees for Election as Directors." The Audit Committee assists the Board of Directors in satisfying the accounting and financial reporting responsibilities of the Company, reviewing and implementing internal controls and reviewing and assessing the scope and expense of the annual audit and related services provided by our independent accountants. The Audit Committee met one time during the last fiscal year. Each director attended all meetings of the Board of Directors and of any committee of which the director was a member during the last fiscal year. We do not have standing compensation or nominating committees, or committees performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities ("Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to provide copies to us. Based solely upon a review of the copies of such reports provided to us and written representations from directors and executive officers, we believe that such persons have complied with all applicable Section 16(a) filing requirements for the fiscal year ended December 31, 2001.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.


                                   PROPOSAL 2

                              SELECTION OF AUDITORS

      The Board of Directors has selected Baird, Kurtz & Dobson to examine our accounts and the accounts of our subsidiaries for the current fiscal year. Unless otherwise directed, the proxies will be voted to ratify such selection. Representatives of Baird, Kurtz & Dobson are expected to be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions concerning the audit report.

      Approval of the ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting. Therefore, abstentions on this matter have the effect of negative votes. Broker non-votes will not affect the outcome of the vote on this matter.

      Audit Fees

      The aggregate fees billed by Baird, Kurtz & Dobson for professional services rendered for the audit of our annual financial statements for the fiscal year ended January 31, 2001 and for reviews of the financial statements included in our Quarterly Reports on Form 10-QSB for that fiscal year were $44,408.

      All Other Fees

      The aggregate fees billed by Baird, Kurtz & Dobson for services rendered to us other than the services described above under "Audit Fees" for the fiscal year ended January 31, 2001 were $28,042, which included expenses related to the audit and tax work for Funding, preparation of tax returns for the fiscal year ended January 31, 2000, attendance at the July 2000 annual meeting and miscellaneous clerical expenses.

      The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Baird, Kurtz & Dobson. See "AUDIT COMMITTEE REPORT".

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 2 CONCERNING THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                             AUDIT COMMITTEE REPORT

      The audit committee operates under a written charter approved by the committee and adopted by our board of directors. The committee's charter is attached to this proxy statement as Appendix A. All of the members of the committee are independent as defined under in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

      In fulfilling its responsibilities, the committee reviewed and discussed Universal Money Centers, Inc.'s audited financial statements for the fiscal year ended January 31, 2001 with our management and independent auditors. The committee also discussed with Baird, Kurtz & Dobson, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61,

"Communication with Audit Committees." In addition, the committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors their independence in relation to us and our management. The committee also considered the non-audit services provided to us by the independent auditors and concluded that such services were compatible with maintaining their independence.

      Based upon the reviews and discussions referred to above, the committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended January 31, 2001 filed with the Securities and Exchange Commission.

                               Submitted by the Audit Committee



                               Jeffrey M. Sperry
                               Arthur M. Moglowsky


                        EXECUTIVE OFFICERS OF THE COMPANY

      Our executive officers are as follows:

          Name             Age                   Position
          ----             ---                   --------

    David S. Bonsal        61           Chairman of the Board of Directors
                                        and Chief Executive Officer

    John L. Settles        58           President

    Pamela A. Glenn        39           Vice President and
                                        Corporate Secretary

      Executive officers serve at the pleasure of our Board of Directors. Unless otherwise indicated, each executive officer has had the same principal occupation during the last five years.

      David S. Bonsal has served as our Chairman and Chief Executive Officer since 1988. Mr. Bonsal is also a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions."

      John L. Settles has served as our President since June 1999. From 1998 until he joined us, Mr. Settles served as Vice President Business Development of DataLink Systems Corporation, San Jose, California, a wireless information services firm with $6 million in annual revenue, where he was responsible for developing its sales channels. From 1996 to 1998, Mr. Settles was employed by Science Applications International Corp., where he helped to create and manage its joint venture with the Venezuelan national oil company, Petroleos del Venezuela, S.A., a provider of Information Technology services with annual sales of $230 million. From 1994 to 1996, Mr. Settles served as the Vice President, Systems and Client Services Group of Information Network Corp., Phoenix, Arizona, a healthcare information systems firm with annual revenues of $10 million. Mr. Settles was our President from April 1989 through October 1990 and is a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions."

      Pamela A. Glenn has served as our Vice President since May 1995 and our Corporate Secretary since September 1995. Ms. Glenn served as a Sales Representative and Account Manager for us from 1991 to May 1995 and held various positions with us from 1982 to 1991.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain summary information concerning the compensation we paid and awarded for the years indicated to our Chief Executive Officer and to each executive officer who received compensation in excess of $100,000 for services rendered in all capacities to us and our subsidiaries during our fiscal year ended January 31, 2001.

Summary Compensation Table

                                                                 Long-Term
                                AnnualCompensation              Compensation
                                ------------------              -------------
  Name and
  Principal                                                        Restricted              All Other
  Position          Year        Salary($)       Bonus($)(1)     Stock Award ($)(2)   Compensation($)(3)
  --------          ----        ---------       ----------      -----------------    ------------------

David S. Bonsal,    2001        $125,000        $    0              $20,000              $3,750
Chief Executive     2000         125,000         1,500                    0               4,314
    Officer         1999         125,000         1,500                    0               4,620


  John Settles,     2001        $118,560            $0                   $0              $3,600
  President (4)     2000         $77,804         1,500                   $0                   0
                    1999           --              --                    --                  --

                            ------------------------
(1) Includes bonuses received in the reported year. The payment of bonuses is at the discretion of the Board of Directors.

(2) The restricted stock award consists of 50,000 shares of Common Stock vesting in four equal installments, on March 31, June 30, September 30 and December 31, 2001. The value of the restricted shares shown is based upon our valuation of unrestricted shares. Any dividends paid on any share of restricted stock would be held in escrow by us with the share of restricted stock, and would be subject to vesting to the same extent as the share of restricted stock. 50,000 shares of restricted stock having a value of $20,000 were held in escrow for the benefit of the executive as of the end of the fiscal year ended January 31, 2001.

(3) The amount shown in this column for 2001 consist of contributions by us under our SIMPLE IRA Plan.

(4)   John Settles joined us as President in June 1999.

Director Compensation

      We currently pay each non-employee director a cash fee of $750 for each Board meeting attended in person and a cash fee of $250 for each Board meeting attended by telephone. Directors are reimbursed for certain reasonable expenses incurred in attending meetings. Our officers do not receive any additional compensation for serving as members of the Board of Directors.

      We currently do not pay committee members fees for attending committee meetings. Committee members are reimbursed for certain reasonable expenses incurred in attending meetings.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of October 5, 2001, with respect to the beneficial ownership of the Common Stock by (a) each beneficial owner of more than 5% of the outstanding shares thereof, (b) each director and each nominee to become a director, (c) each executive officer named in the Summary Compensation Table and (d) all executive officers, directors and nominees to become our directors as a group.

                                                            Percent of
                                   Number of Shares        Common Stock
Name of Beneficial Owner           Beneficially Owned    Stock Outstanding(1)
------------------------           ------------------    --------------------

David S. Bonsal (2)                     2,311,841             55.6%

Jeffrey M. Sperry                          12,478                 *

Arthur M. Moglowsky                        14,888                 *

John L. Settles                            44,440               1.1%

Directors and executive officers as     2,446,147              58.8%
a group (5 persons)


* Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Includes 12,500 shares issued pursuant to our restricted common stock award of common stock to Mr. Bonsal which fully vest within 60 days of the date of this proxy statement. Mr. Bonsal's address is Mr. David S. Bonsal c/o Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Universal Funding Corporation

      We have maintained a business relationship with Universal Funding Corporation, a Missouri corporation ("Funding"), since August 1989. The relationship began in 1989 as a result of our severe financial problems. The operation of our ATM network generally requires that we supply vault cash to ATMs owned by us to fund cash withdrawals. As a result of our financial problems, lenders were generally unwilling to extend loans, partly because of the concern that our creditors would assert claims against cash physically located in ATMs owned by us. We did not have sufficient cash to supply the vault cash for these ATMs. In order to resolve this problem and to permit us to continue to operate certain ATMs, Funding was formed in 1989 by David S. Bonsal, the Chairman of our Board of Directors, John L. Settles, our President, and William Smithson, a shareholder. Each of these individuals had a one-third ownership interest in Funding. During the last fiscal year, Mr. Smithson sold his interest to Messrs. Bonsal and Settles, and each of them now has a one-half interest in Funding.

      In 1989, we sold approximately 60 ATMs to Funding for which Funding had agreed to provide vault cash. Funding requested the sale of the ATMs to Funding as a condition to providing vault cash, in order to provide additional protection against seizure of Funding's vault cash by our creditors. We also entered into a Management Agreement with Funding in 1989. The Management Agreement was designed to provide us with the economic benefits of ownership and operation of the ATMs sold to Funding, while providing to shareholders and lenders of Funding the protection from our creditors and the investment return necessary to attract their investment.

      In the Management Agreement, Universal Funding agreed to enter into contracts with site owners for the placement of the ATMs acquired from us, to provide vault cash necessary for the operation of the ATMs and to contract for an armored security service for deliveries of cash to ATMs. In exchange for these services, Universal Funding received all interchange fees for transactions processed on the ATMs for which it provided vault cash. Under the Management Agreement, we agreed to "drive" the ATMs sold to Universal Funding and to provide accounting, maintenance and communication services. In exchange for these services, Universal Funding agreed to pay us a management fee equal to Universal

Funding's "net income". Universal Funding's "net income" is defined in the Management Agreement as revenues from interchange fees, less armored security charges, interest expense on funds borrowed to provide vault cash, ATM location expenses, debt service related to the purchase of the ATMs, taxes or insurance on ATMs, and a monthly payment to each of Universal Funding's shareholders representing a return on their equity investment in Universal Funding. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Universal Funding and is paid on the equity investment at a rate of 18% per annum, or a total of approximately $25,000 per year. The management fee is to be paid to us on a monthly basis after Universal Funding has met all of its other cash expenses, including the payment of interest on outstanding borrowings and the monthly payment to Universal Funding's shareholders. In addition, in the Management Agreement, the shareholders of Universal Funding grant us an option to purchase all of the outstanding stock of Universal Funding at any time for an amount equal to 110% of the capital contributed by the shareholders to Universal Funding plus any arrearages in the payment of expenses due under the Management Agreement. Management believes that the amount of the exercise price would have been approximately $165,000 as of January 31, 2001. The Management Agreement extends for successive twelve (12) month terms, unless either party provides written notice of termination to the other party at least thirty (30) days prior to the end of a twelve (12) month term.

      Since 1989, the relationship between Universal Funding and us has expanded to cover additional ATMs, as a result of the loss of other sources of financing and in order for us to take advantage of opportunities to place additional ATMs. Universal Funding currently supplies vault cash for a majority of the ATMs owned by us. We lease to Universal Funding the ATMs for which Universal Funding provides vault cash for rent of $10.00 per month. Universal Funding requested the leasing arrangement for our ATMs in order to provide protection against seizure of its vault cash. We have replaced the ATMs originally purchased by Universal Funding, and Universal Funding no longer owns any ATMs in our network. Universal Funding does not provide vault cash for ATMs in our network which are owned by banks or by third party vendors. At January 31, 2001 and 2000, Universal Funding had vault cash of approximately $2,000,000 and $3,600,000, respectively, located in approximately 218 and 249 ATMs, respectively, owned by us.

      We earned management fees from (paid expenses to) Funding of $(13,836) and $32,972 in fiscal years 2001 and 2000, respectively. At January 31, 2001 and 2000, we had a receivable for accrued and unpaid management fees of $0 and $7,228, respectively. Pursuant to the Management Agreement, we assume the risk of theft or other shortages of cash from the ATMs for which Funding supplies vault cash. We incurred losses of $1,830 and $19,470 from vault cash shortages in fiscal 2001 and 2000, respectively.

      Funding borrows the funds that are used to supply vault cash principally from (i) Electronic Funds Transfer, Inc., a wholly owned subsidiary of ours ("EFT"), (ii) David S. Bonsal, our Chairman and Chief Executive Officer, and a limited partnership in which Mr. Bonsal is the general partner, (iii) our employees, and (iv) other lenders. The loans generally have a term of 30 days and typically are rolled over at maturity. As of January 31, 2000, Funding paid interest on loans at rates ranging from 12 - 18% per annum. At January 31, 2001, the aggregate outstanding amount of the loans was approximately $1,952,000, of which $194,415 was owed to EFT, approximately $1,020,900 was owed to Mr. Bonsal and the related limited partnership, approximately $46,240 was owed to John L. Settles, our President, approximately $29,070 was owed to other employees of ours and approximately $661,400 was owed to other lenders. The maximum outstanding balances of the loans made by EFT to Universal Funding in fiscal 2001 and 2000 were $977,200 and $815,300, respectively. The total interest earned by us on loans from EFT to Universal Funding in fiscal 2001 and 2000 was $57,590 and $72,325, respectively.

      The interest rate on loans from David S. Bonsal and the related limited partnership that were outstanding during fiscal 2001 and 2000 and at January 31, 2001 was 15% per annum. The total interest paid by Funding to David S. Bonsal and the related limited partnership for loans to Funding was $235,423 in fiscal 2001 and $259,117 in fiscal 2000. The interest rates on loans from John L. Settles, our President, that were outstanding during fiscal 2001 and 2000 and at January 31, 2001 were 15 - 18% per annum. The total interest paid by Funding to John L. Settles for loans to Funding was $13,068 in fiscal 2001 and $16,830 in fiscal 2000.

      As noted above, the shareholders of Funding receive a return on their equity investment in Funding each month before Funding pays the management fee to us. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Funding and is paid on the equity investment at a rate of 18% per annum. For each of fiscal 2001 and 2000, the amount paid by Funding to the shareholders of Funding as a return on equity investment was approximately $24,962 and $24,894, respectively.

      We have obtained access to additional sources of vault cash in recent years as a result of the improvement in its financial condition. See our Annual Report for the fiscal year ended January 31, 2001 Item 6, "Management's Discussion and Analysis OR PLAN OF OPERATION - Liquidity and Capital Resources".

Deferred Compensation

      During the fiscal year ended January 31, 2001, we paid approximately $140,000 to David S. Bonsal, our Chairman and Chief Executive Officer, for compensation which was deferred by Mr. Bonsal during fiscal years 1994 through 1996 in an attempt to improve our cash flow during those years. Mr. Bonsal forgave payment of accrued interest of approximately $41,000 on the deferred amount.

Personal Guarantees of Company Obligations

      As a result of our prior financial problems, certain lenders required the personal guarantee of David S. Bonsal, our Chairman and Chief Executive Officer, as a condition to loaning funds to us to finance the purchase of new and replacement ATMs. Our payment of the following obligations of ours has been personally guaranteed by Mr. Bonsal:

      1. Capital Lease dated December 30, 1996, between Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation) and us, in the principal amount of $440,365. The lease required monthly payments by us through November 2000.

      2. Capital Lease dated October 30, 1996, between Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation) and us, in the principal amount of $66,427. The lease required monthly payments by us through September 2000.

      3. Capital Lease dated February 28, 1997, between Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation) and us, in the principal amount of $119,594. The lease required monthly payments by us through January 2001.

      4. A promissory note dated June 3, 1996, issued by us to Bank 21 (formerly The Farmers Bank) in the principal amount of $57,570. The note was due on demand, and if no demand was made, the note was due in installments through January 2001.

      5. A promissory note dated August 20, 1996, issued by us to Bank 21 (formerly The Farmers Bank) in the principal amount of $222,200. The note is due on demand, and if no demand is made, the note is due in installments through November 2001.

Under the terms of each of the capital leases described in Items 1 - 3 above, Mr. Bonsal's personal guarantee was released in April 1999. Promissory note described in Item 4 was fully satisfied in August 2001.

                          FUTURE SHAREHOLDER PROPOSALS

      Any proposal that a shareholder desires to have included in our proxy materials for our 2002 annual meeting of shareholders ("2002 Annual Meeting") must be received by our Secretary at our principal executive offices no later than June 22, 2002, in order to be considered for possible inclusion in the proxy materials. Any such proposal must comply with the applicable rules of the Securities and Exchange Commission.

      In addition to the requirements set forth above, our By-laws contain advance notice provisions governing certain matters, including shareholder proposals and shareholder nominations of candidates for the election to our Board of Directors. Under our By-laws, notice of any such proposal or nomination must be in writing and must be delivered to our Secretary at our principal executive offices (a) no less than sixty (60) days prior to the scheduled date of an annual shareholders' meeting, or (b) if the notice to shareholders or the public announcement of the scheduled date of the annual shareholders' meeting is not given or made at least seventy (70) days prior to the scheduled date of the meeting, not more than ten (10) days following the day on which we mail notice or make a public announcement of the scheduled date of the meeting. Any such shareholder proposal or nomination for election to the Board of Directors must also comply with the other applicable provisions of the advance notice provisions in our By-laws.

      We currently anticipate that the 2002 Annual Meeting will be held on August 21, 2002. Assuming that the date of the meeting is not changed, notice of any shareholder proposal or nomination to be considered at the 2002 Annual Meeting must be received by the Secretary no later than June 22, 2002 in order to be timely under the advance notice provisions of our By-laws.

      No shareholder proposal or nomination will be considered at the 2001 Annual Meeting of Shareholders unless it is presented in accordance with the foregoing requirements. A copy of our By-laws containing the advance notice provisions can be obtained by any shareholder by written request to our Secretary at our principal executive offices.


                                     GENERAL

Other Matters

      As described above under "Future Shareholder Proposals," our By-laws require that prior written notice of any business to be brought before an annual shareholders' meeting be given to us a specified period of time prior to the meeting. Because no such notice has been received in a timely manner, the only business that may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the Annual Meeting by or at the direction of our Board of Directors. The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters described herein. If any other matters do properly come before the meeting, proxies in the accompanying form confer upon the persons named in such proxies discretionary authority to vote upon such matters, to the extent permitted under the applicable rules of the Securities and Exchange Commission.

Solicitation of Proxies

      In addition to the solicitation of proxies from shareholders by use of the mails, it is expected that a limited number of our employees, without additional compensation, may solicit proxies from shareholders by telephone, telegraph and personal visits. It is expected that banks, brokerage houses and others will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies. All costs of solicitation, including the costs of preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement the same, as well as the reasonable out-of-pocket expenses incurred by the above-mentioned banks, brokerage houses and others, will be borne by us.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              David S. Bonsal
                              Chairman of the Board and Chief Executive Officer


DATE:  October 19, 2001

   Please Complete, Sign, Date and Return this Proxy in the Enclosed Envelope.

                                      PROXY

     Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202





      -----                    -----

      [Place shareholder label here]

      -----                    -----

-------------------------------------------------------------------------------


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
           The undersigned hereby appoints David S. Bonsal, John L.
      Settles and Pamela A. Glenn, and each of them, jointly and severally, with full power of substitution, as proxies for the undersigned at the Annual Meeting of Shareholders of Universal Money Centers, Inc., to be held at the offices of Morrison & Hecker L.L.P., 2600 Grand Avenue, 12th Floor, Kansas City, Missouri on November 9, 2001, at 10:00 a.m. CST, and at any adjournment, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the election of directors, the proposals stated on this Proxy and any other matter properly brought before the meeting, all as set forth in the October 19, 2001 Proxy Statement.

           Unless otherwise marked, this Proxy will be deemed marked "Granted" on Proposal 1 and marked "For" on Proposal 2, and voted accordingly.

    / X /  Please mark your
           votes as in this
           example.


                        THE BOARD OF DIRECTORS RECOMMENDS
             A VOTE "GRANTED" ON PROPOSAL 1 AND "FOR" ON PROPOSAL 2

 1. Authority granted to or withheld from     Authority         Authority
    the proxies to vote for the following  GRANTED to vote   WITHHELD to Vote
    nominees as Directors (or substitute   for all nominees  for all nominee(s)
    nominees designated by the Board of
    Directors if any of them becomes
    unavailable):   David S. Bonsal,               |_|              |_|
    Jeffrey M. Sperry and
    Arthur M. Moglowsky.

   (INSTRUCTIONS:  To withhold authority to
   vote for any individual nominee, line
   through that nominee's name in the list
   above.)
                                                  FOR     AGAINST       ABSTAIN
2. Ratification of the appointment of Baird,      |_|        |_|          |_|
   Kurtz & Dobson as independent auditors
   for Universal Money Centers, Inc.


   This Proxy confers discretionary authority to vote upon certain matters, as described in the accompanying Proxy Statement.


SIGNATURE                       DATE:                  , 2001
          --------------------        ----------------
SIGNATURE                       DATE:                  , 2001
          --------------------        ----------------


(Note: Please sign exactly as name appears on this Proxy. Executors, administrators, trustees, etc., should so indicate when signing, giving their full title as such. If a signer is a corporation or other entity, execute in full corporation or entity name by authorized officer. If shares are held in the name of two or more persons, all should sign.)